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                            SCHEDULE 14A INFORMATION

                   CONSENT STATEMENT PURSUANT TO SECTION 14(A)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by registrant / /

Filed by a party other than the registrant /x/           / /  Confidential,
                                                              for Use of the
                                                              Commission Only
Check the appropriate box:                                    (as permitted by
/ / Preliminary consent statement                             Rule 14a-6(e)(2))

/ / Definitive consent statement

/X/ Definitive additional materials

/ / Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12


                           RJR NABISCO HOLDINGS CORP.
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                (Name of Registrant as Specified in its Charter)


                                BROOKE GROUP LTD.
                   ------------------------------------------
                  (Name of Person(s) Filing Consent Statement)

                                 ---------------

Payment of filing fee (Check the appropriate box):

/ / $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).

/ / $500 per each party to the controversy pursuant to Exchange Act Rule
    14a-6(i)(3).

/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

       (1) Title of each class of securities to which transaction applies:
       (2) Aggregate number of securities to which transaction applies:
       (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
       (4) Proposed maximum aggregate value of transaction:
       (5) Total fee paid:

/x/ Fee paid previously with preliminary materials.

                                 ---------------

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)      Amount previously paid: ____________

(2)      Form, schedule or registration statement no.: _____________

(3)      Filing party: ____________________

(4)      Date filed: _________________

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FOR IMMEDIATE RELEASE
---------------------

                                Contact: George Sard/Anna Cordasco/Paul Caminiti
                                         Sard Verbinnen & Co
                                         212/687-8080


        BROOKE FILES MOTIONS AGAINST RJR IN NORTH CAROLINA FEDERAL COURT
                  --------------------------------------------
               MOVES TO COMPEL GOLDSTONE AND HARPER TO TESTIFY AND
                TO LIFT CONFIDENTIALITY OF GREENIAUS'S TESTIMONY

     MIAMI, FL, February 12, 1996--Brooke Group Ltd. (NYSE: BGL) announced today that it has filed motions against RJR Nabisco (NYSE: RN) in the U.S. District Court for the Middle District of North Carolina for sanctions and other relief in response to actions unilaterally taken last Friday by RJR Nabisco to restrict the public's access to information concerning Brooke Group's consent solicitation. Brooke Group is asking the Court to compel Steven Goldstone, RJR Nabisco's president and chief executive officer, and Charles Harper, RJR Nabisco's chairman, to testify as previously scheduled and to lift a designation of confidentiality on testimony recently given by John Greeniaus, president and chief executive officer of Nabisco (NYSE: NA).

     Brooke Group said RJR Nabisco had designated virtually all of Mr. Greeniaus's testimony as confidential, although much of the testimony dealt with the veracity of RJR Nabisco's public statements regarding Brooke's consent solicitation. Brooke said that RJR Nabisco then filed a motion for a stay of discovery on Friday, February 9, 1996 to prevent Brooke from deposing Messrs. Goldstone and Harper as scheduled and to insure that Brooke was not able to conduct further examination regarding the truth of RJR Nabisco's public statements. This lawsuit was originally initiated by RJR Nabisco. Brooke Group also announced that it filed an amended counterclaim against RJR Nabisco.

     "RJR's latest actions are outrageous. It is crystal clear that Greeniaus's testimony is at odds with RJR's public statements and that RJR is using the confidentiality designation to prevent disclosure of information relevant to the consent vote. With three days left to vote for our consent proposal, shareholders need to know the truth," said Bennett S. LeBow, chairman and chief executive officer of Brooke Group.

     LeBow added, "Goldstone's failure to appear for his deposition, which had been postponed at his request on two previous occasions, is disgraceful. RJR is fearful that if Goldstone and Harper are deposed they will only raise more questions about the veracity of RJR's public disclosures to date."

     Brooke is in the process of soliciting consents from shareholders in support of a resolution to immediately spin off the Nabisco food business to RJR Nabisco shareholders. Brooke is also asking shareholders to rescind a by-law change that the Board of RJR Nabisco made in secrecy that eliminates the previous right of shareholders to call special meetings. Brooke previously announced that RJR Nabisco shareholders must deliver their blue cards or voting instructions before February 15 to assure their votes will be counted. Only RJR Nabisco shareholders of record on January 12, 1996 are entitled to participate in the consent solicitation.

     Brooke Group is a holding company which controls Liggett Group Inc., tobacco and real estate operations in the former Soviet Union and has a substantial equity interest in New Valley Corporation.